FOR IMMEDIATE RELEASE

Investor Contacts:	Media Contacts:
Edward Stiften, Chief Financial Officer	Steve Littlejohn, Vice President, Public Affairs
David Myers, Vice President, Investor Relations	(314) 702-7556
(314) 702-7173

Steve Balet / Laurie Connell	Joele Frank / Steve Frankel
MacKenzie Partners, Inc.	Joele Frank, Wilkinson Brimmer Katcher
(212) 929-5500	(212) 355-4449

Express Scripts Mails Letter to Caremark Stockholders

Urges Caremark Stockholders to Vote AGAINST CVS Proposal

St. Louis, February 1, 2007 – Express Scripts, Inc. (Nasdaq: ESRX) today mailed the following letter to the stockholders of Caremark Rx, Inc. (NYSE: CMX):

February 1, 2007

PROTECT YOUR CAREMARK INVESTMENT

VOTE AGAINST THE PROPOSED CVS MERGER

DEAR CAREMARK STOCKHOLDER:

As the Caremark Special Meeting approaches, we urge you to carefully consider what’s at stake: Caremark is asking you to surrender your shares to CVS in a transaction with a flawed and value-destroying rationale and that delivers you little to no premium. At the same time, Express Scripts has a superior offer on the table that both attractively values your investment in Caremark and recognizes the strategic rationale that horizontal mergers have proven many times to be successful. An Express Scripts/Caremark combination delivers enhanced value to stockholders, plan sponsors and patients.

THE CHOICE IS CLEAR. We at Express Scripts believe you have an easy choice to make – VOTE YOUR GOLD PROXY CARD AGAINST THE CVS TRANSACTION NOW.

CAREMARK AND CVS ARE RESORTING TO A “SKETCHY” PLAN AND

SCARE TACTICS TO GET YOUR VOTE – DON’T BE MISLED

It is clear that Caremark and CVS have embarked on a coordinated campaign to intentionally distort the most basic facts about our superior offer. We believe they are using scare tactics to push through a merger that provides lopsided benefits to Caremark’s management and fails to put your interests front and center. We have trouble understanding how Caremark’s purported “Merger of Equals” with CVS aligns with the promise of significant “change of control” payments to Caremark management...the very management who will largely continue to be employed by the merged company. By hiding behind this “Merger of Equals” fantasy, we believe that Caremark’s management is working hard to avoid genuine and full consideration of a superior proposal from Express Scripts.

It’s time we set the record straight.

•	Financing: Express Scripts has executed a commitment letter with Citigroup Corporate and Investment Banking and Credit Suisse to fully finance the proposed transaction;
•	Exchange Offer: Express Scripts launched an exchange offer directly to Caremark stockholders based on the terms offered to Caremark’s Board of Directors;
•

Slate of Directors: To facilitate a transaction, we nominated a slate of four directors to Caremark’s Board. If you vote against the proposed CVS acquisition, we want to ensure that stockholders have the appropriate levers at their disposal to get the Caremark Board to discuss our superior offer;

•	Due Diligence: We have requested confirmatory due diligence – on numerous occasions. Our due diligence is simple and customary and can be completed quickly; and
•

HSR: On January 31st, Express Scripts announced that we intend to voluntarily withdraw and then re-file our notification under the Hart-Scott-Rodino Antitrust Improvements Act in connection with our offer to provide the Federal Trade Commission (FTC) an additional 30 days to review the proposed transaction before deciding whether to issue a second request. The Company will use the additional 30 days to continue the process with the FTC, seeking to clear the transaction without the need for a second request.

In contrast, Caremark is desperately trying to push through a transaction that makes little or no economic sense for its stockholders and is strategically and financially flawed. Don’t just take our word for it, look what independent third parties are saying:

–

“It’s almost unbelievable. How could Caremark’s directors have planned to sell the company for virtually no premium when their duty is to maximize returns for holders in every situation? How can they allow management to accept a generous payout from CVS while effectively selling out the ordinary stockholders?”*

“The deal involved CVS paying no premium at all to ordinary Caremark shareholders, but it did call for paying Mr. Crawford more than $50 million, giving his son a major job at CVS.”* (Ben Stein, New York Times, 01.21.07)

–

On the CVS proposal...“The inequities could not be more apparent. Shareholders get a coercive, zero-premium deal while Crawford gets a $48 million payout, jobs for himself and his son and complete indemnification for his alleged option backdating transgressions.”* (Gerald H. Silk, Bernstein, Litowitz, Berger & Grossmann, one of the firms representing the Louisiana pension fund, New York Times, 01.11.07)

–	“For the others, however, the question remains: Why should shareholders provide millions of dollars in what amounts to severance payments to executives who aren’t being severed?”*

“...have the views of Caremark executives and directors been colored by the sweet terms they negotiated for themselves in the CVS deal?”* (Steven Pearlstein, Washington Post, 01.31.07)

CAREMARK CLIENT RETENTION “BOGEYMAN”

ANOTHER DESPERATE ATTEMPT TO GET YOUR VOTE

A combined Express Scripts/Caremark will excel in winning and retaining clients, despite Caremark’s statements to the contrary. Each time Express Scripts has made an acquisition, the result has been an increase in the number of customers beyond what both companies had previously. In addition, we have performed extensive research on the client retention landscape and are fully confident that Express Scripts and Caremark combined will continue to grow in revenues, profitability and number of satisfied clients.

In light of these facts, we are mystified by recent comments made by Caremark suggesting that Caremark might be having some issues with client retention as a result of the Express Scripts offer. In the PBM industry, contracts typically last three calendar years – thus at any given time, a third of all PBM contracts are up for renewal in this highly competitive and dynamic field. Here’s what the Caremark CEO said himself on his first quarter 2004 earnings conference call, just months after Caremark had completed its horizontal acquisition of AdvancePCS:

“...about a third of our book of business comes up for renewal every year. That’s typical what we’re seeing this year.”

HORIZONTAL MERGERS CREATE OPPORTUNITIES AND VALUE

It’s disingenuous for Caremark to blame any decrease in Caremark’s business on the Express Scripts offer. Could it be that Caremark’s clients are simply reacting negatively to the CVS/Caremark combination that gives a deal to Caremark’s management?

Perhaps Caremark’s clients disagree with the rationale for the company’s proposed acquisition by CVS. Again, don’t just take our word for it – look at what some of the experts are saying:

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“The news [of Express Scripts’ offer] is consistent with our critical view of the CMX/CVS deal, and we think such a valuation premium is appropriate given a more logical horizontal combination that will eliminate the conflicts of interests inherent in a vertical transaction... CMX’s board will be hard pressed to credibly thwart such an offer..”* (Robert M. Willoughby, Bank of America, 12.18.06)

–

“In addition, we believe it is important to recognize the historical issues associated with vertical integration in this sector could unfavorably impact P/E multiple of CVS/CMX entity.”* (Robert Summers, Bear Stearns, 01.17.07)

Even Caremark’s CEO agrees that clients are satisfied with the benefits they receive as a result of a horizontal merger. Months after Caremark completed its acquisition of AdvancePCS, Caremark’s CEO commented on what his clients were saying about that horizontal merger:

“...I will tell you that, so far, we’ve met very good reception by the clients on both sides as we’ve gone forward.”

MAKE NO MISTAKE – EXPRESS SCRIPTS’ BOTTOM LINE IS PROOF POSITIVE

OF ITS ABILITY TO INNOVATE AND EXECUTE

Express Scripts has delivered outstanding growth – generating a return in excess of 8,500% over the past 15 years – through continual fleet-footed innovation and single-minded execution in the ever-changing pharmacy benefits industry. Our fundamental business model continues to hit on all profit-generating cylinders, producing outstanding results through the greater use of generics, home delivery, and specialty pharmacy. We are proud of our longstanding ability to lead the way in pharmacy benefits management and are confident in our ability to drive continued profitability for our stockholders with meaningful solutions for our clients and patients.

Plan sponsors will look to Express Scripts as their trusted advisor to address the tough issues ahead: increasingly expensive therapies with modest health benefit, personalized medicine, the push to ever-greater consumerism, and the unique demands of the aging baby boomers. By marshalling the best and brightest minds in pharmacy benefits management, our proposed value-enhancing horizontal merger with Caremark will fuel further innovation and execution to meet these growing, shifting client needs.

EXPRESS SCRIPTS OFFERS YOU SUPERIOR AND MORE CERTAIN VALUE

We are offering you an attractive mix of cash and stock, rather than leaving you holding the bag with stock in a company that has significantly underperformed ours over the last 10 years. In addition to the certainty of cash you stand to receive as part of our offer, you will have the ability to participate with us in the upside potential of our future business. In contrast, the Caremark Board is asking you to accept CVS shares – a weak currency – and a $2.00 dividend that is worth only $1.09 in our opinion.

THE FUTURE VALUE OF YOUR INVESTMENT HANGS IN THE BALANCE

VOTE AGAINST THE CVS ACQUISITION NOW

TO OPTIMIZE YOUR INVESTMENT

We believe that the proposed acquisition of Caremark by CVS is strategically and financially flawed. History proves that a vertical combination of this nature would destroy the value of Caremark and diminish its potential for future profitability and growth. The Caremark Board has agreed to sell its company at little to no premium for stockholders, while management benefits tremendously. We believe that Caremark stockholders will see greater benefits through a combination with Express Scripts, under a strategy that has proven to be successful, time and time again.

SEND A MESSAGE TO THE CAREMARK BOARD

THAT YOU WILL NOT SETTLE FOR INFERIOR VALUE AND AN UNCERTAIN FUTURE

We urge you to VOTE THE ENCLOSED GOLD PROXY CARD AGAINST the Caremark Board’s proposal to adopt the plan of merger with CVS and send a message to the Caremark Board that it must engage in a discussion with Express Scripts about our clearly superior offer.

As you consider voting against the proposed CVS acquisition, it might help to remember why an Express Scripts/Caremark combination is compelling. It allows us to:

•	Retain our focus on our proven profit generators: generics, mail and specialty
•	Deliver rapid and straightforward synergies, not speculative ones
•	Put stockholders, clients and patients first by protecting PBM independence
•	Create opportunities for rapid dissemination of best practices across enterprise

We strongly recommend that you reject the CVS proposal.

Sincerely,

/s/ George Paz

PRESIDENT, CHIEF EXECUTIVE OFFICER

AND CHAIRMAN OF THE BOARD

If you have any questions or need assistance in voting the enclosed GOLD proxy card AGAINST the proposed Caremark/CVS merger, please contact our proxy advisor MacKenzie Partners at the numbers below.

Remember, even if you have already voted Caremark’s white proxy, you have every right to change your vote by executing the enclosed GOLD proxy card since only your latest dated proxy card will be counted at the special meeting.

105 Madison Avenue New York, New York 10016 (212) 929-5500 (Call Collect) or Call Toll-Free (800) 322-2885

*Permission to use quotation was neither sought nor obtained.

Safe Harbor Statement

This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:

• uncertainties associated with our acquisitions, which include integration risks and costs, uncertainties associated with client retention and repricing of client contracts, and uncertainties associated with the operations of acquired businesses

• costs and uncertainties of adverse results in litigation, including a number of pending class action cases that challenge certain of our business practices

• investigations of certain PBM practices and pharmaceutical pricing, marketing and distribution practices currently being conducted by the U.S. Attorney offices in Philadelphia and Boston, and by other regulatory agencies including the Department of Labor, and various state attorneys general

• changes in average wholesale prices (“AWP”), which could reduce prices and margins, including the impact of a proposed settlement in a class action case involving First DataBank, an AWP reporting service

• uncertainties regarding the implementation of the Medicare Part D prescription drug benefit, including the financial impact to us to the extent that we participate in the program on a risk-bearing basis, uncertainties of client or member losses to other providers under Medicare Part D, and increased regulatory risk

• uncertainties associated with U.S. Centers for Medicare & Medicaid’s (“CMS”) implementation of the Medicare Part B Competitive Acquisition Program (“CAP”), including the potential loss of clients/revenues to providers choosing to participate in the CAP

• our ability to maintain growth rates, or to control operating or capital costs

• continued pressure on margins resulting from client demands for lower prices, enhanced service offerings and/or higher service levels, and the possible termination of, or unfavorable modification to, contracts with key clients or providers

• competition in the PBM and specialty pharmacy industries, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may in whole or in part replace services that we now provide to our customers

• results in regulatory matters, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations

• increased compliance relating to our contracts with the DoD TRICARE Management Activity and various state governments and agencies

• the possible loss, or adverse modification of the terms, of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers or interruption of the supply of any pharmaceutical products

• the possible loss, or adverse modification of the terms, of contracts with pharmacies in our retail pharmacy network

• the use and protection of the intellectual property we use in our business

• our leverage and debt service obligations, including the effect of certain covenants in our borrowing agreements

• our ability to continue to develop new products, services and delivery channels

• general developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns and introductions of new drugs

• increase in credit risk relative to our clients due to adverse economic trends

• our ability to attract and retain qualified personnel

• other risks described from time to time in our filings with the SEC

Risks and uncertainties relating to the proposed transaction that may impact forward-looking statements include but are not limited to:

• Express Scripts and Caremark may not enter into any definitive agreement with respect to the proposed transaction

• required regulatory approvals may not be obtained in a timely manner, if at all

• the proposed transaction may not be consummated

• the anticipated benefits of the proposed transaction may not be realized

• the integration of Caremark’s operations with Express Scripts may be materially delayed or may be more costly or difficult than expected

• the proposed transaction would materially increase leverage and debt service obligations, including the effect of certain covenants in any new borrowing agreements.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Important Information

Express Scripts has filed a proxy statement in connection with Caremark’s special meeting of stockholders at which the Caremark stockholders will consider the CVS Merger Agreement and matters in connection therewith. Express Scripts stockholders are strongly advised to read that proxy statement and the accompanying form of GOLD proxy card, as they contain important information. Express Scripts also intends to file a proxy statement in connection with Caremark’s annual meeting of stockholders at which the Caremark stockholders will vote on the election of directors to the board of directors of Caremark. Express Scripts stockholders are strongly advised to read this proxy statement and the accompanying proxy card when they become available, as each will contain important information. Stockholders may obtain each proxy statement, proxy card and any amendments or supplements thereto which are or will be filed with the Securities and Exchange Commission (“SEC”) free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.

In addition, this material is not a substitute for the prospectus/offer to exchange and registration statement that Express Scripts has filed with the SEC regarding its exchange offer for all of the outstanding shares of common stock of Caremark. Investors and security holders are urged to read these documents, all other applicable documents, and any amendments or supplements thereto when they become available, because each contains or will contain important information. Such documents are or will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.

Express Scripts and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Express Scripts or Caremark shareholders in connection with the proposed transaction. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ proxy statement, dated April 18, 2006, filed in connection with its 2006 annual meeting of stockholders. Additional information about the interests of potential participants is included in the proxy statement filed in connection with Caremark’s special meeting to approve the proposed merger with CVS and will be included in any proxy statement regarding the proposed transaction. We have also filed additional information regarding our solicitation of stockholders with respect to Caremark’s annual meeting on a Schedule 14A pursuant to Rule 14a-12 on January 9, 2007.

About Express Scripts

Express Scripts, Inc. is one of the largest PBM companies in North America, providing PBM services to over 50 million members. Express Scripts serves thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, and union-sponsored benefit plans.

Express Scripts provides integrated PBM services, including network-pharmacy claims processing, home delivery services, benefit-design consultation, drug-utilization review, formulary management, disease management, and medical- and drug-data analysis services. The Company also distributes a full range of injectable and infusion biopharmaceutical products directly to patients or their physicians, and provides extensive cost-management and patient-care services.

Express Scripts is headquartered in St. Louis, Missouri. More information can be found at www.express-scripts.com, which includes expanded investor information and resources.

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